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                                                                       EXHIBIT 3

                                    AMENDMENT
                         TO SHAREHOLDER RIGHTS AGREEMENT


       This Amendment is made as of August 23, 2000 between THE ADVEST GROUP, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as successor Rights Agent (the "Rights Agent"), to the Shareholder Rights Agreement, dated as of October 31, 1988, as amended (the "Agreement"), between the Company and The Connecticut Bank and Trust Company, N.A., the original Rights Agent.

       Pursuant to Section 26 of the Agreement, the Company and the Rights Agent, as directed by the Company, hereby agree to amend the Agreement as follows:

1. Section 1(a) of the Agreement is hereby amended to read in its entirety as follows:

         1(a) "ACQUIRING PERSON" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company (as such term is hereinafter defined), (iii) any employee benefit plan of the Company or any Subsidiary of the Company (as such term is hereinafter defined), (iv) any entity or Person holding shares of Common Stock organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plan, or
(v) The MONY Group, Inc. and its Affiliates and Associates. The Persons described in Clauses (i) through (v) above are referred to herein as "Exempt Persons." Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of (1) an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the entire Board of Directors of the Company to be in the best interests of the Company and its stockholders or (2) an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Stock of the Company then outstanding; PROVIDED, HOWEVER, that if a Person shall become the Beneficial Owner of 20% or more of the Common Stock of the Company then outstanding by reason of share Options by the Company and shall, after such share Options by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding anything to the contrary in this Agreement, neither The MONY Group, Inc. nor any Affiliate or Associate of The MONY Group, Inc. (including without limitation an acquisition subsidiary), nor any of their assignees or transferees shall become or be deemed to be an "Acquiring Person" or be declared or determined by the Board of Directors of the Company pursuant to Section 11(a)(ii)(B) hereof to be an Adverse Person (as such term is hereinafter defined) by virtue of (1) the execution and delivery of a Merger Agreement (as such term is hereinafter defined) or the public announcement of such execution and delivery, (2) the consummation of a Merger (as such term is hereinafter defined) or the other transactions contemplated in a Merger Agreement, (3) the execution and delivery of any Option Agreement


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(as such term is hereinafter defined) or the public announcement of such execution and delivery, (4) the consummation of the transactions contemplated in any Option Agreement, (5) the execution and delivery of any Support Agreement (as such term is hereinafter defined) or the public announcement of such execution and delivery, or (6) the consummation of the transactions contemplated in any Support Agreement.

2. Section 1(d) of the Agreement is hereby amended to read in its entirety as follows:

       1(d) A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY OWN," any securities:

              (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) or has the right to dispose of;

              (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has

                     (A) the right to acquire (whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;
              (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event; or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Sections 3(a), 11(i) or 22 hereof; or

                     (B) the right to vote pursuant to any agreement,
              arrangement or understanding (whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

              (iii) which are beneficially owned , directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable

                                      -2-

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       proxy as described in clause (B) of Section 1(c)(ii) hereof) or disposing of any securities of the Company;

PROVIDED, HOWEVER, that (1) no Person engaged in business as an underwriter of securities shall be deemed the Beneficial Owner of any securities acquired through such Person's participation as an underwriter in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition, (2) no Person who is a director or an officer of the Company shall be deemed, solely as a result of his or her position as director or officer of the Company, the Beneficial Owner of any securities of the Company that are beneficially owned by any other director or officer of the Company, and (3) notwithstanding anything to the contrary in this Agreement, neither The MONY Group, Inc. nor any Affiliate or Associate of The MONY Group, Inc. (including without limitation an acquisition subsidiary), nor any of their assignees or transferees shall become or be deemed the Beneficial Owner of any securities of the Company by virtue of (1) the execution and delivery of a Merger Agreement (as such term is hereinafter defined) or the public announcement of such execution and delivery, (2) the consummation of a Merger (as such term is hereinafter defined) or the other transactions contemplated in a Merger Agreement, (3) the execution and delivery of any Option Agreement (as such term is hereinafter defined) or the public announcement of such execution and delivery, (4) the consummation of the transactions contemplated in any Option Agreement, (5) the execution and delivery of any Support Agreement (as such term is hereinafter defined) or the public announcement of such execution and delivery, or (6) the consummation of the transactions contemplated in any Support Agreement.

3.     Section 1 of the Agreement is hereby amended by adding new subsections
(u), (v), (w) and (x) which shall read as follows:

       (u) "MERGER" shall mean a merger, consolidation, share exchange, business combination, recapitalization, or similar transaction involving the Company and The MONY Group, Inc. or any of its Affiliates or Associates.

       (v) "MERGER AGREEMENT" shall mean an agreement and plan of merger or other form of acquisition agreement to which the Company and The MONY Group, Inc. or any of its Affiliates or Associates are parties, as such may be amended or supplemented from time to time.

       (w) "OPTION AGREEMENT" shall mean any option or similar agreement pursuant to which The MONY Group, Inc. or any of its Affiliates or Associates has or acquires the right to acquire shares of Common Stock.

       (x) "SUPPORT AGREEMENT" shall mean any support agreement entered into between stockholders of the Company and The MONY Group, Inc. or any of its Affiliates or Associates providing for certain voting and other restrictions with respect to shares of Common Stock which such stockholders beneficially own, in connection with a Merger Agreement and a Merger.

4. Section 3(a) of the Agreement is hereby amended to read in its entirety as follows:

       3(a) Until the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date, (ii) the close of business on the tenth Business Day after the date of the


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commencement, by any Person, other than an Exempt Person, of a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person or (iii) upon determination by the Board of Directors of the Company, pursuant to the criteria set forth in Section 11(a)(ii)(B) hereof, that a Person is an Adverse Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights) (the earliest of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock. Notwithstanding anything to the contrary in this Section 3(a), a Distribution Date shall not occur as a result of (1) the execution and delivery of a Merger Agreement or the public announcement of such execution and delivery,
(2) the consummation of a Merger or the other transactions contemplated in a Merger Agreement, (3) the execution and delivery of any Option Agreement or the public announcement of such execution and delivery, (4) the consummation of the transactions contemplated in any Option Agreement, (5) the execution and delivery of any Support Agreement or the public announcement of such execution and delivery, or (6) the consummation of the transactions contemplated in any Support Agreement. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more certificates, in substantially the form of Exhibit A hereto (the "Right Certificates"), evidencing one Right for each share of Common Stock so held. As of and after the close of business on the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

5. Section 7(a) of the Agreement is amended to read in its entirety as follows:

       7(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to Option and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of shares of Common Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earlier of (i) the close of business on October 31, 2008 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
Section 23 hereof, or (iii) the consummation of a Merger (the earliest of (i), (ii) or (iii) being herein referred to as the "Expiration Date"). Except as set forth in Section 7(e) hereof and notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock may exercise all of the rights of a registered holder of a Right Certificate with respect to the Rights associated with such shares of Common Stock in accordance with the provisions of this Agreement, as of the date such Person becomes a record holder of shares of Common Stock.


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       In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[Corporate Seal]                        THE ADVEST GROUP, INC.
ATTEST:


By: /s/ Philip S. Wellman               By: /s/ David A. Horowitz
   ---------------------------              ---------------------------------
   Name:  Philip S. Wellman                 Name:  David A. Horowitz
   Title: Vice President and                Title: Senior Vice President
          Assistant General Counsel


[Corporate Seal]                        AMERICAN STOCK TRANSFER COMPANY
ATTEST:



By: /s/ J. Wolf                         By: /s/ Herbert J. Lemmer
   ---------------------------              ----------------------------------
   Name:  J. Wolf                           Name:  Herbert J. Lemmer
   Title: Vice President                    Title: Vice President


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